Exhibit 10.45

SECOND AMENDMENT

THIS SECOND AMENDMENT to the Equity Purchase Agreement (as defined below) (the “Amendment”) is entered into as of August 21, 2024 (the “Effective Date”), by and between Lytus Technologies Holdings PTV. Ltd., a British Virgin Islands company (the “Company”), and Mast Hill Fund, L.P., a Delaware limited partnership (the “Investor”, and collectively with the Company, the “Parties”).

BACKGROUND

A. The Parties are the parties to that certain equity purchase agreement dated on or around June 3, 2024 (as amended from time to time, the “Equity Purchase Agreement”), a copy of which is attached hereto as Exhibit “A”; and

B. The Parties entered into that certain first amendment to the Equity Purchase Agreement on or around July 30, 2024; and

C. The Parties desire to amend the Equity Purchase Agreement as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Unless otherwise defined herein, terms defined in the Equity Purchase Agreement and used herein shall have the meanings given to them in the Equity Purchase Agreement.

2. Section 7.2(o) of the Equity Purchase Agreement shall be replaced with the following:

“(o) Minimum Pricing. The Initial Purchase Price of the respective Put must be equal to or greater than $1.00 per share (the “Floor Price”, subject to appropriate adjustments for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the Common Stock) of Common Stock).”

3. This Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Equity Purchase Agreement. Except as specifically modified hereby, all of the provisions of the Equity Purchase Agreement, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.		Mast Hill Fund, L.P.

By:	/s/ Dharmesh Pandya	By:	/s/ Patrick Hassani
Name:	Dharmesh Pandya	Name:	Patrick Hassani
Title:	Chief Executive Officer	Title:	Chief Investment Officer

Exhibit A

(see attached)